AGREEMENT FOR THE PURCHASE AND

SALE OF SELECTED ASSETS

This agreement is dated and executed on December 15, 2004 (the “Effective Date”) between Seabulk Transport, Inc., a Florida corporation (“Buyer”), and Stolt-Nielsen Transportation Group Inc., a Delaware corporation (”Seller”).

A.	Seller is engaged in, among other businesses, the business of providing transportation services for bulk liquid cargoes through a fleet of parcel tankers (the “Parcel Tanker” business) and owns certain assets relating to it.

B.	Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets. The parties agree as follows:

1. SALE OF SELECTED ASSETS

1.01 TRANSFER OF SELECTED ASSETS

Seller assigns, sells, transfers, conveys, and delivers to Buyer on the effective date all those assets set forth on schedule a (the “Selected Assets”). No assets of Seller not expressly set forth on Schedule A are included in this agreement.

1.02 PURCHASE PRICE FOR SELECTED ASSETS

The purchase price for the Selected Assets is US$2,410,000.00 (Two Million Four Hundred Ten Thousand United States Dollars) (the “Cash Consideration”), receipt of which is acknowledged by Seller, and the assumption of certain liabilities by Buyer described below.

1.03 UNDERTAKING AND ASSUMPTION

As additional consideration, Buyer assumes and will perform all obligations of Seller arising from the terms of the Partnership Agreements included in the Selected Assets, provided however, Buyer’s obligations are limited to performance that arises on and after the Effective Date. Buyer is not authorized to extend or enlarge any obligation but may terminate any of the foregoing if the same can be done without breach and without liability to Seller.

2. REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this agreement and to consummate the transactions, Seller warrants that the following are true in all respects.

2.01 ORGANIZATION AND AUTHORITY OF SELLER

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.02 CORPORATE AUTHORITY OF SELLER

The execution, delivery, and performance of this agreement by Seller has been duly authorized by all necessary corporate action and is enforceable in accordance with its terms. Such execution, delivery , and performance does not, and the consummation of the transactions contemplated will not (a) result in a material breach of any provisions of, or constitute a material default under the articles of incorporation or bylaws of Seller, or any agreement or instrument to which Seller is a party or by which it is bound, or (b) require the consent or approval of any other person or governmental agency or authority.

2.03 TITLE TO PROPERTY

Seller has good and marketable title to all of the Selected Assets, subject to no liens, mortgages, pledges, security interests, encumbrances, or charges of any kind except for the lien of taxes not yet due and for imperfections of title and encumbrances that are not substantial in character, amount, or extent, and that do not materially detract from the value of or interfere with the present or contemplated use of the properties subject to them or affected by them or otherwise materially impair the business operations of Seller.

2.04 LITIGATION

To Seller’s knowledge, there are no lawsuits, proceedings, or governmental investigations pending or threatened against Seller that relate to the Selected Assets.

2.05 SELECTED ASSETS

All of the Selected Assets have been used to conduct Seller’s Parcel Tanker business.

2.06 DISCLAIMER

SELLER DISCLAIMS ALL WARRANTIES IN CONNECTION WITH THE SELECTED ASSETS, EXPRESS OR IMPLIED INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

3. REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter this agreement and to consummate the transactions, Buyer warrants that the following are true in all respects:

3.01 ORGANIZATION AND AUTHORITY OF BUYER

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Buyer has the corporate power and authority to own or lease its properties and to carry on the business now carried on by Seller and to carry out its obligations under this agreement.

3.02 CORPORATE AUTHORITY OF BUYER

The execution, delivery, and performance of this agreement by Buyer has been duly authorized by all necessary corporate action and is enforceable in accordance with its terms. Such execution, delivery, and performance does not, and the consummation of the transactions contemplated will not (a) result in a material breach of any provision of or constitute a material default under the articles of incorporation or bylaws of Buyer, or any agreement or instrument to which Buyer is a party to by which it is bound, or (b) require the consent or approval of any other person or governmental agency or authority.

4. INDEMNIFICATIONS

4.01 INDEMNIFICATION BY SELLER

Seller agrees to indemnify and hold Buyer harmless from all liabilities or damages arising out of the breach of this agreement by Seller. This indemnification shall, as to any claim, be conditioned upon Buyer giving Seller reasonable notice of such claim and an opportunity to participate in the defense thereof.

4.02 INDEMNIFICATION BY BUYER

Buyer agrees to indemnify and hold Seller harmless from all liabilities or damages arising out of the breach of this agreement by Buyer. This indemnification shall, as to any claim, be conditioned upon Seller giving Buyer reasonable notice of such claim and an opportunity to participate in the defense thereof.

5. GENERAL PROVISIONS

5.01 SURVIVAL OF COVENANTS, WARRANTIES, AND REPRESENTATIONS

All representations, warranties, covenants, and agreements of each of the parties to this agreement shall survive the consummation of the transactions contemplated in this agreement and shall not be affected by an investigation by or on behalf of the other party to this agreement.

5.02 NOTICES

All notices and other communications required or permitted under this agreement shall be in writing and shall be deemed given when delivered personally or five (5) days after being sent by registered mail, postage prepaid and addressed as follows:

BUYER:	Seabulk Transport, Inc. 2200 Eller Drive Fort Lauderdale, Florida 33316 Attention: Steve Willrich Telephone: 954 524 4200 Fax: 954 527-1772

SELLER:	Stolt-Nielsen Transportation Group Inc.

8 Sound Shore Drive
P.O. Box 2300
Greenwich, CT 06836
Attention: Mark Martecchini
Telephone: 203 625-3864
Fax: 203 625-3922

or to such other address as each party may designate in writing.

5.03 GOVERNING LAW

This agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice of law rules.

5.04 SALES TAXES

Any sales tax payable by reason of transfer and conveyance of the Selected Assets under this agreement shall be paid by the Buyer.

5.05 PARTIAL INVALIDITY

Whenever possible, each provision of this agreement shall be interpreted in such a way as to be effective and valid under applicable law, it shall be ineffective only to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

5.06 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST

This agreement shall be binding on and inure to the benefit of the parties to it and their successors and assigns, provided no assignment shall relieve the assigning party or its obligations under the agreement.

5.07 EXECUTION IN COUNTERPARTS

This agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which shall be considered one instrument and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other.

5.08 SCHEDULES

The attached Schedule A shall be construed as an integral part of this agreement.

5.09 TITLES AND HEADINGS

Titles and headings to articles, sections or paragraphs in this agreement are inserted for convenience for reference only and are not intended to affect the interpretation or construction of the agreement.

5.10 REMEDIES CUMULATIVE

The remedies provided in this agreement shall be cumulative, and the assertion by any party of any right or remedy shall not preclude the assertion by such party of any other rights or the seeking of any other remedies.

5.11 ENTIRE AGREEMENT; AMENDMENTS

This agreement constitutes the entire agreement among the parties to it and supersedes any prior or contemporaneous understanding or agreement with respect to the transactions contemplated. It may be amended only by a written instrument executed by all of the parties to it.

Seabulk Transport, Inc.	Stolt-Nielsen Transportation Group Inc.
BUYER	SELLER
By: /s/_STEVE WILLRICH	By: /s/ MARK MARTECCHINI
Name: Steve Willrich	Name: Mark Martecchini

Title: President	Title: Managing Director Americas Senior Vice President

Schedule A
Selected Assets

•	18.41% Partnership interest held by Stolt Tankers (USA) Inc., now doing business as Stolt-Nielsen Transportation Group Inc., as Limited Partner of Seabulk America Partnership Ltd.

•	25% Partnership interest held by Stolt Tankers (USA) Inc., now doing business as Stolt-Nielsen Transportation Group Inc., as Limited Partner of Seabulk Transmarine Partnership Ltd.